Exhibit (h)(1)

APOLLO INVESTMENT CORPORATION

12,000,000 Shares of Common Stock

($0.001 par value)

UNDERWRITING AGREEMENT

New York, New York

February 24, 2014

To the Representatives named

in Schedule I hereto of the

Underwriters named in

Schedule II hereto

Ladies and Gentlemen:

The undersigned, Apollo Investment Corporation, a Maryland corporation (the “Company”), Apollo Investment Management, L.P., a Delaware limited partnership (the “Adviser”), and Apollo Investment Administration, LLC, a Delaware limited liability company (the “Administrator”), address you as underwriters and as the representatives (the “Representatives”) of each of the several underwriters named in Schedule II hereto (the “Underwriters”). The Company proposes to issue and sell to the several Underwriters the number of shares of its common stock, par value $.001 per share (the “Common Stock”) set forth in Schedule I hereto (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to the number of additional shares of Common Stock set forth in Schedule I hereto (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The final terms of the Securities are attached as Schedule I hereto. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form N-2 which were filed under the 1940 Act or the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the

1940 Act or the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.

The Company has entered into an Amended and Restated Investment Advisory Management Agreement with the Adviser dated as of March 18, 2010, as supplemented (the “Investment Advisory Agreement”). The Company has entered into an Amended and Restated Administration Agreement with Apollo Investment Administration, LLC, a Delaware limited liability company (the “Administrator”), dated as of March 18, 2010 (the “Administration Agreement”). Collectively, the Investment Advisory Agreement and the Administration Agreement are herein referred to as the “Company Agreements.” In addition, the Company has adopted a dividend reinvestment plan (the “Dividend Reinvestment Plan”) pursuant to which holders of common stock of the Company have their dividends automatically reinvested in additional shares of common stock of the Company unless they elect to receive such dividends in cash.

1. Representations and Warranties of the Company, the Adviser and the Administrator. The Company, the Adviser and the Administrator, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form N-2, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any post-effective amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed, as part of an amendment to the Registration Statement or pursuant to Rule 497, one or more amendments thereto, including a related Preliminary Prospectus (including any statement of additional information incorporated by reference therein), each of which has previously been furnished to you. A Form N-54A – Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the Act (File No. 814-00646) (the “Notification of Election”) was filed with the Commission on February 6, 2004 under the 1940 Act. The Company will file with the Commission a final prospectus supplement (including any statement of additional information incorporated by reference therein) related to the Securities in accordance with Rule 497. As filed, such final prospectus supplement (including any statement of additional information incorporated by reference therein), together with the Basic Prospectus, shall contain all information required by the Act and the 1940 Act and the Rules and Regulations and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as the

Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1).

(b) Each Preliminary Prospectus complied when filed with the Commission in all material respects with the provisions of the Act, the 1940 Act and the Rules and Regulations, and the Preliminary Prospectus and the pricing terms and other information set forth on Schedule I hereto, when taken together as a whole do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from a Preliminary Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.

(c) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 497 and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (an “Option Closing Date”), the Final Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act, the 1940 Act and the Rules and Regulations; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 497 and on the Closing Date and any Option Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Final Prospectus (or any supplement thereto), in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Final Prospectus.

(d) The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, each Preliminary Prospectus and the Final Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification. Other than Grand Prix Holdings, LLC, AIC Spotted Hawk Holdings, LLC, Merx Aviation Holdings, LLC and Apollo Asset Management LLC, the Company has no direct subsidiaries, i.e., no entity of which the Company owns more than 50% of the voting interests.

(e) As of the Execution Time, the Company has an authorized and outstanding capitalization as set forth under the heading “Actual” in the section of the Preliminary Prospectus and the Final Prospectus entitled “Capitalization” and, as of the Closing Date (without giving effect to any issuance of Option Securities), the Company shall have an authorized and outstanding capitalization as set forth under the heading “As Adjusted for this Offering” in the section of the Prospectus entitled “Capitalization”; the capital stock of the Company conforms to the description thereof contained in each Preliminary Prospectus and the Final Prospectus; all outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and are free of any preemptive or similar rights; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable and free of any preemptive or similar rights that entitle or will entitle any person to acquire any Securities upon issuance thereof by the Company; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on The NASDAQ Global Select Market; the certificates for the Securities are in valid and sufficient form; and, except as set forth in each Preliminary Prospectus and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(f) The Company, subject to the Registration Statement having been declared effective and the filing of the Final Prospectus under Rule 497, has taken all required action under the Act, the 1940 Act and the Rules and Regulations to make the public offering and consummate the sale of the Securities as contemplated by this Agreement.

(g) There are no agreements, contracts, indentures, leases, permits or other instruments of a character required to be described in the Registration Statement, any Preliminary Prospectus or the Final Prospectus,

or to be filed as an exhibit to the Registration Statement, which are not described or filed as required; the statements in the Registration Statement, each Preliminary Prospectus and the Final Prospectus under the headings “Management— Investment Advisory and Management Agreement”, “Management—Administration Agreement”, “Management—License Agreement”, “Dividend Reinvestment Plan”, “Material U.S. Federal Income Tax Considerations”, “Supplement to Material U.S. Federal Income Tax Considerations”, “Description of Our Capital Stock”, “Description of Our Preferred Stock”, “Description of Our Warrants”, “Description of Our Debt Securities”, “Description of our Units”, “Description of our Subscription Rights”, “Description of our Purchase Contracts” and “Regulation” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(h) The execution and delivery of and the performance by the Company of its obligations under this Agreement and the Company Agreements have been duly and validly authorized by the Company and this Agreement and the Company Agreements have been duly executed and delivered by the Company and constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(i) When the Notification of Election and any amendment or supplement thereto were each filed with the Commission, each (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act and the 1940 Act Rules and Regulations, as applicable to business development companies, and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. The Company has duly elected to be treated by the Commission under the 1940 Act as a “business development company” (the “BDC Election”) and the Company has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the 1940 Act. The BDC Election is effective, and no order of suspension or revocation of such election has been issued or proceedings therefor initiated or, to the Company’s knowledge, threatened by the Commission.

(j) The Company is, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the applicable terms and conditions of the Act and the 1940 Act. No person is serving or acting as an officer, director or investment adviser of the Company except in accordance with the applicable provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Advisers Act, and the Advisers Act Rules and Regulations. The Company and the Adviser are not aware that any executive officers of the Company plans to terminate employment with the Company.

(k) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Company Agreements, except such as have been made or obtained under the Act, the 1940 Act, the Exchange Act, the Advisers Act, the rules and regulations of the FINRA and NASDAQ, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Basic Prospectus, each Preliminary Prospectus and the Final Prospectus.

(l) Neither the issuance and sale of the Securities, the execution, delivery or performance of this Agreement or any of the Company Agreements, nor the consummation of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof or the adoption of the Dividend Reinvestment Plan, conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the articles of incorporation or bylaws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

(m) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(n) The financial statements, together with related schedules and notes, included or incorporated by reference in each Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the 1940 Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the other financial and statistical information and data included in the Registration Statement, each Preliminary Prospectus and the Final Prospectus are accurately derived from such financial statements and the books and records of the Company.

(o) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions herein contemplated or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in each Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto).

(p) The Company owns, leases, or has rights to use, all such properties as are necessary to the conduct of its operations as presently conducted.

(q) The Company is not in violation or default of (i) any provision of its articles of incorporation or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except in the case of clauses (ii) and (iii) for such violations or defaults that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business.

(r) Except as otherwise stated therein, since the date as of which information is given in the Basic Prospectus, each Preliminary Prospectus and the Final Prospectus, (i) there has been no material, adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising in the ordinary course of business and (ii) there has been no transaction entered into by the Company which is material to the Company other than those in the ordinary course of its business.

(s) PricewaterhouseCoopers LLP, who has certified the financial statements of the Company and delivered its report with respect to the audited financial statements included or incorporated by reference in the

Registration Statement, each Preliminary Prospectus and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act, the 1940 Act and the Rules and Regulations.

(t) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, each Preliminary Prospectus, the Final Prospectus or other materials permitted by the Act, the 1940 Act or the Rules and Regulations.

(u) All advertising, sales literature or other promotional material (including “prospectus wrappers”, “broker kits”, “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by the Company, the Adviser or the Administrator for use in connection with the offering and sale of the Securities (collectively, “sales material”) complied and comply in all material respects with the applicable requirements of the Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of the FINRA (and if required to be filed with the FINRA under the FINRA’s conduct rules were provided to counsel for the Underwriters for filing). No sales material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Company deems adequate; all policies of insurance insuring the Company or its business, assets, employees, officers and directors, including the Company’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the 1940 Act Rules and Regulations, are in full force and effect; the Company is in compliance with the terms of such policies and fidelity bond in all material respects; and there are no claims by the Company under any such policies or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, each Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto).

(w) The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in each Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto).

(x) The Company maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the 1940 Act, the 1940 Act Rules and Regulations and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, to calculate net asset value, to maintain accountability for assets and to maintain material compliance with the books and records requirements under the 1940 Act and the 1940 Act Rules and Regulations; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) is effective and the Company is not aware of any material weakness in its internal control over financial reporting.

(y) The Company maintains “disclosure controls and procedures” (as such term is defined in Exchange Act Rules 13a-15(e) and 15d-15(e)); such disclosure controls and procedures are effective, and the Company is not aware of any material weakness in such controls and procedures.

(z) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and the Company is not aware of any such action taken or to be taken by any affiliates of the Company.

(aa) This Agreement and each of the Company Agreements complies in all material respects with all applicable provisions of the Act, the 1940 Act, the Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations and the Company’s Board and shareholders have approved the Investment Advisory Agreement as required by Section 15(c) of the 1940 Act. The operations of the Company are in compliance in all material respects with the provisions of the 1940 Act applicable to “business development companies”. The provisions of the articles of incorporation and bylaws of the Company and the investment objective, policies and restrictions described in each Preliminary Prospectus and the Final Prospectus, assuming they are implemented as so described, will comply in all material respects with the applicable requirements of the 1940 Act. The terms of the Investment Advisory Agreement, including compensation terms, comply with the provisions of Sections 15(a) and 15(c) of the 1940 Act and Section 205 of the Advisers Act, each as applicable to business development companies.

(bb) Except as disclosed in each Preliminary Prospectus and the Final Prospectus, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any Underwriter listed in Schedule II hereto.

(cc) The Company intends to direct the investment of the proceeds of the offering of the Securities in such a manner as to comply with the requirements of Subchapter M of the Code.

(dd) The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in each Preliminary Prospectus and the Final Prospectus to be conducted. Except as set forth in the Basic Prospectus, each Preliminary Prospectus and the Final Prospectus (a) there are no rights of third parties to any such Intellectual Property; (b) there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(ee) The Company has filed, or has caused to be filed, all foreign, federal, state and local tax returns required to be filed or has properly requested extensions thereof, whether or not arising from transactions in the ordinary course of business, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, whether or not arising from transactions in the ordinary course of business, except (i) for any such assessment, fine or penalty that is currently being contested in good faith and with respect to which the Company has established adequate reserves in conformity with generally accepted accounting principles or (ii) where the failure to file such returns or pay such assessment, fine or penalty would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company or is as set forth in or contemplated in each Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto); and the Company has been and is currently in compliance with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

(ff) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(gg) Except as disclosed in the Registration Statement, the Basic Prospectus, each Preliminary Prospectus and the Final Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Representatives and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Representatives.

(hh) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Sections 302 and 906 related to certifications.

(ii) The Company’s common stock is duly listed on The NASDAQ Global Select Market.

(jj) The Company has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Company, including policies and procedures that provide oversight of compliance by each investment adviser, administrator and transfer agent of the Company.

(kk) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ll) There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement, each Preliminary Prospectus and the Final Prospectus which have not been described as required, it being understood and agreed that the Company and the Adviser make no representation or warranty with respect to any such relationships involving any Underwriter or any affiliate and any other person that have not been disclosed to the Company by the relevant Underwriter in connection with this offering.

(mm) To the Company’s knowledge, neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, each Preliminary Prospectus and the Final Prospectus.

(nn) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, each Preliminary Prospectus and the Final Prospectus will not be, required to register as an “investment company” as defined in the 1940 Act.

(oo) The Company has not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.

(pp) Any statistical and market-related data included in the Registration Statement, each Preliminary Prospectus and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(qq) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, and to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(rr) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered therein, to each Underwriter.

2. Representations and Warranties of the Adviser and the Administrator. The Adviser and the Administrator, jointly and severally, represent and warrant to, and agree with, each Underwriter as follows:

(a) The Adviser has been duly formed and is validly existing in good standing under the laws of the state of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, each Preliminary Prospectus and the Final Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification. The Administrator has been duly formed and is validly existing in good standing under the laws of the state of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, each Preliminary Prospectus and the Final Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification.

(b) The Adviser is duly registered as an investment adviser under the Advisers Act and the Adviser is not prohibited by the Advisers Act, the 1940 Act, the Advisers Act Rules and Regulations or the 1940 Act Rules and Regulations from acting under the Investment Advisory Agreement, as contemplated by each Preliminary Prospectus and the Final Prospectus.

(c) The Adviser has or had full power and authority to enter into this Agreement and the Investment Advisory Agreement, and the Administrator had full power and authority to enter into this Agreement and the Administration Agreement; the execution and delivery of, and the performance by the Adviser of its obligations under, this Agreement and the Investment Advisory Agreement have been duly and validly authorized by the Adviser, and the execution and delivery of, and the performance by the Administrator of its obligations under this Agreement and the Administration Agreement have been duly and validly authorized by the Administrator; and this Agreement and the Investment Advisory Agreement have been duly executed and delivered by the Adviser and this Agreement and the Administration Agreement have been duly executed and delivered by the Administrator, and each such agreement constitutes the valid and legally binding agreement of the Adviser or Administrator, as applicable, enforceable against the Adviser or Administrator in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Adviser’s obligations hereunder and thereunder, and the Administrator’s obligations hereunder and thereunder, may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(d) Each of the Adviser and Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, each Preliminary Prospectus and the Final Prospectus and under this Agreement, the Investment Advisory Agreement and the Administration Agreement, as applicable.

(e) The description of the Adviser and its business, and the statements attributable to the Adviser, in the Registration Statement, each Preliminary Prospectus and the Final Prospectus complied and comply in all material respects with the provisions of the Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The description of the Administrator and its business, and the statements attributable to the Administrator, in the Registration Statement, each Preliminary Prospectus and the Final Prospectus complied and comply in all material respects with the provisions of the Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving each of the Adviser or the Administrator or their property is pending or, to the best knowledge of the Adviser and the Administrator, threatened that (i) is required to be described in each Preliminary Prospectus and the Final Prospectus that is not so described as required, (ii) could reasonably be expected to have a material adverse effect on the ability of the Adviser or the Administrator, as the case may be, to fulfill its obligations hereunder or under the Investment Advisory Agreement or the Administration Agreement or (iii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Adviser or the Administrator, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in each Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto); and there are no agreements, contracts, indentures, leases, permits or other instruments relating to the Adviser or the Administrator that are required to be described in the Registration Statement, each Preliminary Prospectus or the Final Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act, the 1940 Act or the Rules and Regulations.

(g) Except as otherwise stated therein, since the date as of which information is given in the Basic Prospectus, each Preliminary Prospectus and the Final Prospectus, (i) there has been no material, adverse change in the condition (financial or otherwise), prospects, earnings, business, regulatory status or properties of the Adviser or Administrator, whether or not arising from the ordinary course of business and (ii) there has been no transaction entered into by the Adviser or Administrator, which is material to the Adviser or Administrator, as the case may be, other than in the ordinary course of its business.

(h) Each of the Adviser and the Administrator possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Adviser or Administrator, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in each Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto).

(i) This Agreement, the Investment Advisory Agreement and the Administration Agreement comply in all material respects with all applicable provisions of the Act, the 1940 Act, the Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations.

(j) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Investment Advisory Agreement and the Administration Agreement, except such as have been made or obtained under the Act, the 1940 Act, the Exchange Act and the Advisers Act, the rules and regulations of the FINRA and NASDAQ, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in each Preliminary Prospectus and the Final Prospectus.

(k) Neither the execution, delivery or performance by the Adviser of this Agreement or the Investment Advisory Agreement, or the execution, delivery or performance by the Administrator of this Agreement or the Administration Agreement, nor the consummation of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof, conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser or Administrator, as applicable, pursuant to, (i) the organizational documents of the Adviser or Administrator, as applicable (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Adviser or Administrator, as applicable, is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Adviser or Administrator, as applicable, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Adviser or Administrator, as applicable, or any of their respective properties.

(l) Neither the Adviser nor the Administrator has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the

Company to facilitate the sale or resale of the Securities, and neither the Adviser nor the Administrator is aware of any such action taken or to be taken by any affiliates of the Adviser or Administrator.

(m) In the event that the Company or the Adviser makes available any promotional materials related to the Securities or the transactions contemplated hereby intended for use only by registered broker-dealers and registered representatives thereof by means of an Internet web site or similar electronic means, the Adviser will install and maintain pre-qualification and password-protection or similar procedures which are reasonably designed to effectively prohibit access to such promotional materials by persons other than registered broker-dealers and registered representatives thereof.

(n) The operations of the Adviser and its subsidiaries are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Adviser, threatened.

(o) The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.

(p) The Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Any certificate signed by any officer of the Adviser or Administrator and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Adviser or Administrator, as applicable, as to matters covered therein, to each Underwriter.

3. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $8.69 per Share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule II hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Securities set forth in Schedule I hereto at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the Option Closing Date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

4. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 3(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 3(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at the address specified by the Representatives, on the Option Closing Date, which date shall be specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If the Option Closing Date occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

6. Agreements of the Company, the Adviser and the Administrator. The Company, the Adviser and the Administrator, jointly and severally, agree with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 497 within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 497 or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time when a prospectus relating to the Securities is required to be filed or delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new Registration Statement or supplement the Final Prospectus to comply with the Act, the

1940 Act, the Exchange Act and the Rules and Regulations and Exchange Act Rules and Regulations, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement which will correct such statement or omission or effect such compliance; (iii) use its commercially reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus; and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d) The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request.

(e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(f) The Company, the Adviser, the Administrator, and each of the persons and entities named in Schedule III hereto, will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, the Adviser, the Administrator, any of the persons and entities named in Schedule III hereto, or any affiliate of the Company, the Adviser, the Administrator or any of the persons and entities named in Schedule III hereto, or any person in privity with the Company, Adviser, the Administrator or any of the persons and entities named in Schedule III hereto, directly or indirectly, including the filing (or participation in the filing) of a new registration statement (other than the current shelf registration statement) with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Stock or any securities convertible into, or exercisable, or exchangeable for, Common Stock; or publicly announce an intention to effect any such transaction for a period of 30 days after the date of this Agreement; provided, however, that the Company may issue Common Stock pursuant to any dividend reinvestment plan of the Company in effect at the Execution Time. In the event that either (x) during the last 17 days of the 30-day period referred to above, the Company issues an earnings release or material news or a material event relating to the Company occurs or (y) prior to the expiration of such 30-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 30-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the date of the earnings release or the occurrence of the material news or material event, as applicable.

(g) the Company will obtain for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit E hereto, of AIC Co-Investors LLC.

(h) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its commercially reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(i) The Company, the Adviser and the Administrator will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Company agrees to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Final Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each Preliminary Prospectus and the Final Prospectus to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the qualification of the Securities for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) any quotation of the Securities on The NASDAQ Global Select Market, (v) any filing for review of the public offering of the Securities by the FINRA, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters, (vi) the fees and disbursements of any transfer agent or registrar for the Securities and (vii) the performance of the Company’s other obligations hereunder; it being understood that any Road Show-Related Expenses conducted to market the Securities shall be the sole responsibility of the Underwriters (i.e., the Company shall not be responsible for any such expenses).

(k) The Company agrees to apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of Proceeds” in each Preliminary Prospectus and the Final Prospectus and direct the investment of the net proceeds in such a manner as to comply with the investment objectives, policies and restrictions of the Company as described in each Preliminary Prospectus and the Final Prospectus.

(l) The Company will use its commercially reasonable efforts to maintain its status as a business development company under the 1940 Act; provided, however, the Company may change the nature of its business so as to cease to be, or withdraw its election as, a business development company with the approval of the Board of Directors and a vote of stockholders to the extent required by Section 58 of the 1940 Act or any successor provision.

(m) The Company will use its commercially reasonable best efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code with respect to any fiscal year in which the Company is a business development company.

(n) The Company, the Adviser and the Administrator will use their reasonable best efforts to perform all of the agreements required of them by this Agreement and discharge all conditions of theirs to closing as set forth in this Agreement.

7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company, the Adviser and the Administrator contained herein as of the Execution Time and the Closing Date and any Option Closing Date, as applicable, pursuant to Section 3 hereof, to the accuracy of the statements of the Company, the Adviser and the Administrator made in any certificates pursuant to the provisions hereof, to the performance by the Company, the Adviser or the Administrator of their obligations hereunder and to the following additional conditions:

(a) The Final Prospectus and any supplements thereto shall have been filed in the manner and within the time period required by Rule 497; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use or order pursuant to Section 54(c) of the 1940 Act shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or Final Prospectus or otherwise) shall have been complied with in all material respects.

(b) The Company shall have requested and caused special counsel for the Company, the Adviser and the Administrator to have furnished to the Representatives its opinion, dated the Closing Date and any Option Closing Date, as applicable, and addressed to the Representatives, to the effect set forth in Exhibits A-1, A-2 and A-3. In rendering such opinion, such counsel may limit its opinion to matters of law in relevant jurisdictions in which it is licensed to practice and may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, the Adviser and the Administrator and public officials. References to the Final Prospectus in Exhibits A-1, A-2 and A-3 shall also include any supplements thereto at the Closing Date and any Option Closing Date, as applicable. Such opinion may contain customary assumptions, exclusions and limitations.

(c) The Company shall have requested and caused Maryland counsel for the Company, to have furnished to the Representatives its opinion, dated the Closing Date and any Option Closing Date, as applicable, and addressed to the Representatives, to the effect set forth in Exhibit B. In rendering such opinion, such counsel may limit its opinion to matters of law in relevant jurisdictions in which it is licensed to practice and may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in Exhibit B shall also include any supplements thereto at the Closing Date and any Option Closing Date, as applicable. Such opinion may contain customary assumptions, exclusions and limitations.

(d) You shall have received on the Closing Date and any Option Closing Date, as applicable, an opinion of counsel for the Adviser and the Administrator, dated the Closing Date and any Option Closing Date, as applicable, and addressed to the Representatives to the effect set forth in Exhibit C. In rendering such opinion, such counsel may limit its opinion to matters of law in relevant jurisdictions in which it is licensed to practice and may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in Exhibit C shall also include any supplements thereto at the Closing Date and any Option Closing Date, as applicable. Such opinion may contain customary assumptions, exclusions and limitations.

(e) The Representatives shall have received from counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any Option Closing Date, as applicable, and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Preliminary Prospectus and the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Adviser shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) Each of the Company, the Adviser and the Administrator shall have furnished to the Representatives a certificate, signed by the Chairman of the Board or the President or Executive Vice President and the principal financial or accounting officer of each of the Company, the Adviser and the Administrator, as the case may be, dated the Closing Date and any Option Closing Date, as applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Basic Prospectus, each Preliminary Prospectus and the Final Prospectus, any amendments or supplements thereto and this Agreement and that:

(i) The representations and warranties of the Company, the Adviser or the Administrator, as the case may be, in this Agreement are true and correct on and as of the Closing Date and any Option Closing Date, as applicable, with the same effect as if made on the Closing Date and any Option Closing Date, as applicable, and the Company, the Adviser or the Administrator, as the case may be, have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date and any Option Closing Date, as applicable, and the statements made in the Preliminary Prospectus and the Final Prospectus (and any supplement thereto) under the caption “Recent Developments” are true and correct on and as of the Closing Date and any Option Closing Date, as applicable;

(ii) No stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s, the Adviser’s or the Administrator’s knowledge, as the case may be, threatened; and

(iii) Since the date of the most recent financial statements included in the Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto) (with respect to the certificate of the Company) and since the date of the Final Prospectus (exclusive of any supplements thereto) (with respect to the certificates of the Adviser and the Administrator), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Adviser or the Administrator, as the case may be, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in each Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto).

(g) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date and any Option Closing Date, as applicable, letters, dated respectively as of the Execution Time and as of the Closing Date and any Option Closing Date, as applicable, in form and substance satisfactory to the Representatives, confirming that it is an independent accountant within the meaning of the Act and the 1940 Act and the Rules and Regulations and that it has performed a review of the unaudited interim financial information of the Company for the nine-month period ended December 31, 2013 and as at December 31, 2013, in accordance with Public Company Accounting Oversight Board AU Section 722 and stating in effect that:

(i) in its opinion the audited financial statements and financial statement schedules included in the Registration Statement, the Basic Prospectus, each Preliminary Prospectus and the Final Prospectus and reported on by it comply as to form in all material respects with the applicable accounting requirements of the Act, the 1940 Act and the Rules and Regulations; and

(ii) on the basis of a reading of the latest unaudited financial statements made available by the Company; its limited review, in accordance with standards established under Public Company Accounting Oversight Board AU Section 722, of the unaudited interim financial information for the nine-month period ended December 31, 2013 and as at December 31, 2013, as indicated in its report dated February 6, 2014; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and Audit and Nominating and Corporate Governance committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to December 31, 2013, nothing came to their attention which caused them to believe that:

(1) any unaudited financial statements included in the Registration Statement, the Basic Prospectus, each Preliminary Prospectus and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and the 1940 Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form N-2; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, the Basic Prospectus, each Preliminary Prospectus and the Final Prospectus; and

(2) with respect to the period subsequent to December 31, 2013, there were, at a specified date not more than five days prior to the date of the letter, any material changes in the capital stock of the Company, excluding issuances in accordance with the Company’s dividend reinvestment plan, or increase in long-term debt, as compared with the amounts shown in the December 31, 2013 unaudited statement of assets and liabilities included in the Registration Statement, the Basic Prospectus, each Preliminary Prospectus and the Final Prospectus, except for changes set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives.

(iii) it has performed certain other specified procedures as a result of which it determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement, the Basic Prospectus, each Preliminary Prospectus and the Final Prospectus, including the information set forth under the captions “Selected Financial Data” and “Fees and Expenses” in the Preliminary Prospectus and the Final Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation.

References to the Final Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

(h) The Company shall have furnished to the Representatives a certificate, dated the date hereof and the Closing Date and any Option Closing Date, as applicable, and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in each Preliminary Prospectus and the Final Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), each Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Adviser, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Basic Prospectus, each Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Basic Prospectus, each Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto).

(j) Apollo Global Management, LLC shall have delivered to you a certificate signed by one of its senior officers in the form attached as Exhibit D.

(k) Prior to the Closing Date and any Option Closing Date, as applicable, the Company, the Adviser and the Administrator shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(l) If required by NASDAQ Marketplace Rule 4310(c)(17), the Company shall provide satisfactory evidence to the Representatives that the Company has filed a Notification Form: Listing of Additional Shares with NASDAQ with respect to the Securities and obtained confirmation with NASDAQ staff that the staff has no further comments on the filing and agrees that stockholder approval is not required pursuant to NASDAQ Marketplace Rule 4350(i)(1).

(m) If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date and any Option Closing Date, as applicable, by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

(n) The documents required to be delivered by this Section 7 shall be delivered at the office of counsel for the Underwriters on the Closing Date and any Option Closing Date, as applicable.

8. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company, the

Adviser or the Administrator to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Adviser will reimburse the Underwriters severally through the Representatives on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9. Indemnification and Contribution. (a) The Company, the Adviser and the Administrator, jointly and severally, agree to indemnify and hold harmless each Underwriter, affiliates who are acting as underwriters, directors, officers, employees and agents of each Underwriter and each person who is under common control with and involved in the distribution of shares or who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof (and including any post-effective amendment and any Rule 462(b) Registration Statement), or in the Basic Prospectus, any Preliminary Prospectus, the Final Prospectus, any sales material or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company, the Adviser and the Administrator will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company, the Adviser and the Administrator by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company, the Adviser and the Administrator may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Company, the Adviser and the Administrator, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company, the Adviser or the Administrator within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company, the Adviser and the Administrator to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company, the Adviser or the Administrator by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company, the Adviser and the Administrator acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (i) the list of Underwriters and their respective participation in the sale of the Securities and (ii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters or affiliates of the Underwriters acting as underwriters specifically for inclusion in any Preliminary Prospectus or the Final Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party will, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Adviser, the Administrator and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Company, the Adviser, the Administrator and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator on the one hand (treated jointly for this purpose as one person) and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Adviser, the Administrator and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Adviser and the Administrator on the one hand (treated jointly for this purpose as one person) and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company, the Adviser and the Administrator (treated jointly for this purpose as one person) shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Adviser and the Administrator on the one hand (treated jointly for this purpose as one person) or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Adviser, the Administrator and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each affiliate acting as an underwriter, director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company, the Adviser or the Administrator within the meaning of either the Act or the Exchange Act, each officer of the Company, the Adviser and the Administrator who shall have signed the Registration Statement and each director or trustee of the Company, the Adviser and the Administrator shall have the same rights to contribution as the Company, the Adviser and the Administrator, subject in each case to the applicable terms and conditions of this paragraph (d).

10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Company, the Adviser or the Administrator. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, without liability on the part of the Underwriters to the Company, the Adviser or the Administrator, by notice given to the Company or the Adviser prior to delivery of and payment for the Securities, if at any time prior to such time (a) trading in the Company’s common stock shall have been suspended by the Commission or The NASDAQ Global Select Market or trading in securities generally on The NASDAQ Global Select Market or the NYSE shall have been suspended or limited or minimum prices shall have been established on The NASDAQ Global Select Market or the NYSE, (b) a banking moratorium shall have been declared either by Federal or New York State authorities or (c) there has occurred any material adverse change in the financial markets in the United States, or there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Basic Prospectus, each Preliminary Prospectus or the Final Prospectus (exclusive of any supplement thereto).

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of each of the Company, the Adviser and the Administrator or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company, the Adviser or the Administrator or any of the officers, directors, trustees, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to: Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Facsimile (646) 855-3073, Attention: Syndicate Department, with a copy to Facsimile (212) 230-8730, Attention: ECM Legal, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Facsimile (646) 834-8133, Attention: Syndicate Registration, and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (facsimile (212) 816-7912) and confirmed to the General Counsel; and if sent to the Company or the Administrator, will be mailed, delivered or telefaxed to the Company or the Administrator (fax no.: (212) 515-3251) and confirmed to it at Apollo Investment Corporation, 9 West 57th Street, 43rd Floor, New York, New York 10019 attention of the Legal Department; or, if sent to the Adviser, will be mailed, delivered or telefaxed to the Adviser (fax no.: (212) 515-3251) and confirmed to it at Apollo Investment Management, L.P., 9 West 57th Street, New York, New York 10019, attention of the Legal Department.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16. Waiver of Jury Trial. Each of the Company, the Adviser, the Administrator and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Adviser, the Administrator and the Underwriters, or any of them, with respect to the subject matter thereof.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. No Fiduciary Duty. Each of the Company, the Adviser and the Administrator hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, the Adviser and the Administrator, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company, the Adviser or the Administrator and (c) the Company’s, the Adviser’s and the Administrator’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company, the Adviser and the Administrator agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company, the Adviser or the Administrator on related or other matters). Each of the Company, the Adviser and the Administrator agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, Adviser or the Administrator, in connection with such transaction or the process leading thereto.

21. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“1940 Act” shall mean the Investment Company Act of 1940, as amended.

“1940 Act Rules and Regulations” shall mean the rules and regulations of the Commission under the 1940 Act.

“Act” shall mean the Securities Act of 1933, as amended.

“Act Rules and Regulations” shall mean the rules and regulations of the Commission under the Act.

“Advisers Act” shall mean the Investment Advisers Act of 1940, as amended.

“Advisers Act Rules and Regulations” shall mean the rules and regulations of the Commission under the Advisers Act.

“Basic Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Act Rules and Regulations” shall mean the rules and regulations of the Commission under the Exchange Act.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement (including any statement of additional information incorporated by reference therein) relating to the Securities that is first filed pursuant to Rule 497 after the Execution Time, together with the Basic Prospectus.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“NASDAQ” shall mean The NASDAQ Global Select Market.

“NYSE” shall mean the NYSE Euronext.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement (including any statement of additional information incorporated by reference therein) to the Basic Prospectus filed with the Commission pursuant to Rule 497, which describes the Securities and the offering thereof and is used prior to the filing of the Final Prospectus, together with the Basic Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 497 and deemed part of such registration statement pursuant to Rule 430C, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date and any Option Closing Date, as applicable, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Road Show-Related Expenses” shall include, without limitation, any and all expenses incurred by the Underwriters, their representatives or their advisers relating to the marketing or solicitation of securities hereunder, including, without limitation, expenses incurred for airfare, hotels, cars, meals, etc. and other related expenses.

“Rule 415”, “Rule 430C” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Rule 497” refers to Rule 497(c), Rule 497(e) or Rule 497(h) under the Act, as applicable.

“Rules and Regulations” shall mean, collectively, the Act Rules and Regulations and the 1940 Act Rules and Regulations.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Adviser, the Administrator and the several Underwriters.

Very truly yours,

APOLLO INVESTMENT CORPORATION

By:	/s/ Gregory W. Hunt
Name: Gregory W. Hunt
Title: Chief Financial Officer

APOLLO INVESTMENT MANAGEMENT, L.P.

By:	ACC Management, LLC, its General Partner

By:	/s/ Gregory W. Hunt
Name: Gregory W. Hunt
Title: Vice President

APOLLO INVESTMENT ADMINISTRATION, LLC

By:	/s/ Gregory W. Hunt
Name: Gregory W. Hunt
Title: Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Ian T. Simmonds
Name: Ian T. Simmonds Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name: Victoria Hale Title: Vice President

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Kevin Deignan
Name: Kevin Deignan Title: Managing Director

For themselves and the other several Underwriters named in Schedule II to the foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated February 24, 2014

Registration Statement No. 333-189817

Representatives:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc.

Citigroup Global Markets Inc.

Title, Purchase Price and Description of Securities:

Title: Common Stock

Number of Underwritten Securities to be sold by the Company: 12,000,000

Number of Option Securities to be sold by the Company: 1,800,000

As to each investor, the purchase price paid by such investor.

Other provisions: None

Closing Date, Time and Location: February 28, 2014 at 10:00 a.m. at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY.

Type of Offering: Non-Delayed

SCHEDULE II

Underwriters	Number of Underwritten Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,990,000
Barclays Capital Inc.	2,430,000
Citigroup Global Markets Inc.	2,430,000
RBC Capital Markets, LLC	1,710,000
Deutsche Bank Securities Inc.	1,440,000

Total	12,000,000